EXHIBIT 10.2



                               OPTION CERTIFICATE

     THIS IS TO CERTIFY that 3D Systems Corporation, a Delaware corporation (the "COMPANY"), has granted to the employee of the Company named below a non-statutory stock option (the "OPTION") to purchase shares of the Company's Common Stock (the "SHARES"), and upon the terms and conditions determined by the Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD"), as follows:

     NAME OF OPTIONEE:              Gary J. Sbona

     ADDRESS OF OPTIONEE:           c/o 3D Systems Corporation
                                    26081 Avenue Hall
                                    Valencia, CA 91355

     NUMBER OF SHARES: 250,000, provided, however, that the number of shares subject to this Option shall be earned pro rata over the twelve (12) months beginning with the Date of Grant. However, if Regent Pacific Management Corporation's ("Regent Pacific") contract with the Company is terminated without cause during this twelve-month period, then the entire amount shall be considered earned upon termination.

     OPTION EXERCISE PRICE:         $ 6.00 per share

     DATE OF GRANT:                 September 9, 1999

     OPTION EXPIRATION DATE:        Five years from the Date of Grant.

     EXERCISE SCHEDULE: The shares earned, as described above, shall be exercisable with respect to one third (rounded up or down to the nearest whole number) on each of the first three anniversaries of the Date of Grant: provided, however, that such option shall fully vest (i) upon the termination of Regent Pacific by the Company without cause, (ii) should Regent Pacific principals cease to be associated with the management of the Company or, (iii) upon a "Change of Control Transaction."

Change of Control Transaction shall mean (i) the consummation of a sale of all or substantially all of the assets of Company, or (ii) a merger of Company with or into another corporation in which the stockholders of Company immediately before the transaction do not own, directly or indirectly, a majority of Company or the surviving entity immediately following the transaction.

     OUTSIDE OF 1996 STOCK INCENTIVE PLAN: The Option has been granted outside the 1996 Stock Incentive Plan and is not subject to the terms thereof.

     SUMMARY OF OTHER TERMS: This Option is defined in the Stock Option Agreement (Non-Statutory Stock Option) (the "OPTION AGREEMENT") which is attached to this Option Certificate (the "CERTIFICATE") as Exhibit D. This Certificate summarizes certain of the provisions of the Option Agreement for your information, but is not complete. Your rights are governed by the


                                     Page 1
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Option Agreement, NOT by this summary. The Company strongly suggests that you carefully review the full Option Agreement prior to signing this Certificate or exercising the Option.

     Among the terms of the Option Agreement are the following:

     TERMINATION OF EMPLOYMENT: While the Option terminates on the Option Expiration Date, it will terminate earlier if you cease to be employed by the Company or the direct or indirect subsidiary of the Company with whom you are employed. If your employment ends as the result of any of the circumstances described in the Exercise Schedule, above, the terms of that section shall apply. If your employment ends due to death, the Option terminates eighteen months after the date of death, and is exercisable during such eighteen-month period as to the portion of the Option which had vested prior to the date of death. If your employment ends due to disability, the Option terminates twelve months after the date of disability, and is exercisable during such twelve-month period as to the portion of the Option which had vested prior to the date of disability. If your employment ends primarily as a result of an act of misconduct described in Section 4(g) of the Plan, or during the period when your rights under the Option have been suspended by the Company pursuant to that Section, the Option will terminate immediately. In all other cases, including retirement, the Option terminates ninety days after the date of termination of employment, and is exercisable during such time period as to the portion of the Option which had vested prior to the date of termination of employment. See
Section 5 of the attached Option Agreement.

     TRANSFER: The Option is personal to you, and cannot be sold, transferred, assigned or otherwise disposed of to any other person, except upon your death. See Section 13(d) of the attached Option Agreement.

     EXERCISE: You can exercise the Option (while it is exercisable), in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit "A" attached to the Option Agreement, accompanied by payment of, or provision pursuant to the Option Agreement for the payment of, the Exercise Price for the Shares to be purchased. The Company may require you to submit certain written assurances to the Company with respect to your status as a shareholder. The Company will then issue a certificate to you for the Shares you have purchased. You are under no obligation to exercise the Option. See Section 4 of the attached Option Agreement.

     ADJUSTMENTS UPON RECAPITALIZATION: The Option contains provisions which affect your rights in the event of stock splits, stock dividends, mergers and other major corporate reorganizations. See Section 6 of the attached Option Agreement.

     WAIVER: By signing this Certificate, you will be agreeing to all of the terms of the Option Agreement, including those not summarized in this Certificate. You will waive your rights to options or stock which may otherwise have been promised to you. See Section 7 of the attached Option Agreement.

     WITHHOLDING: The Company may requite you to make any arrangements necessary to insure the proper withholding of any amount of tax, if any, required to be withheld by the Company as a result of the exercise of the Option. See Section 10 of the attached Option Agreement.


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                                    AGREEMENT

     3D Systems Corporation, a Delaware corporation, and Optionee each hereby agrees to be bound by all of the terms and conditions of the Stock Option Agreement (Non-Statutory Stock Option) which is attached hereto as Annex I and incorporated herein by this reference as if set forth in full in this document.

DATED: SEPTEMBER 9, 1999
      ------------------
                             3D SYSTEMS CORPORATION


                             By: /S/ A. SIDNEY ALPERT
                                 -----------------------------------
                             Its:  Vice President, General Counsel


                             OPTIONEE


                             Name:  /S/ GARY J. SBONA
                                   ---------------------------------

                             GARY J. SBONA
                             ---------------------------------------
                             Please print your name exactly as you
                             wish it to appear on any stock
                             certificates issued to you upon
                             exercise of the Option)

                                    EXHIBIT D

                             STOCK OPTION AGREEMENT
                          (NON-STATUTORY STOCK OPTION)



     This STOCK OPTION AGREEMENT (this "OPTION AGREEMENT") is made and entered into on the execution date of the Option Certificate to which it is attached (the "CERTIFICATE"), by and between 3D Systems Corporation, a Delaware corporation (the "COMPANY"), and the employee of the Company named in the Certificate ("OPTIONEE").

     The Board of Directors of the Company (the "BOARD") has authorized the grant to Optionee of a non-statutory stock option to purchase shares of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"), upon the terms and subject to the conditions set forth in this Option Agreement.

     The Company and Optionee agree as follows:

13.  Grant of Option.

     The Company hereby grants to Optionee the right and option (the "OPTION"), upon the terms and subject to the conditions set forth in this Option Agreement, to purchase all or any portion of that number of shares of the Common Stock (the "SHARES") set forth in the Certificate, at the Option exercise price set forth in the Certificate (the "EXERCISE PRICE").

14.  Term of Option.

     The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate, unless sooner terminated as provided herein. In no event shall the Option be exercisable after the expiration of ten years from the date it was granted.

15.  Exercise Period.

     (a) Subject to the provisions of Sections 3(b) and 5 of this Option Agreement, the Option shall become exercisable (in whole or in part) upon and after the dates set forth or referred to under the caption "Exercise Schedule" in the Certificate. The installments shall be cumulative; I.E., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until expiration or termination of the Option.

     (b) Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all federal, state and local laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel. In addition, if the Company believes that Optionee has committed an act of misconduct, including an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, any unauthorized disclosure of trade secrets or confidential information of the Company, any conduct constituting unfair competition, or the inducement of any customer of the Company to breach a contract with the Company, the Company may suspend the Optionee's rights under the Option pending a determination by the Board of Directors, which shall have the right, as therein provided, to terminate the Option.

16.  Exercise of Option.

     There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

     (a) written notice of exercise in form and substance identical to Exhibit "A" attached to this Option Agreement stating the number of shares of Common Stock then being purchased (the "PURCHASE SHARES");

     (b) the Exercise Price for each Purchased Share shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order). The Company will cooperate with any person who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the Option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. Notwithstanding the foregoing, the exercise of the option shall not be deemed to occur and no shares of Common Stock will be issued by the Company upon exercise of the Option until the Company has received payment of the Exercise Price in full. The date of exercise of an Option shall be determined under procedures established by the Committee.

17.  Termination of Employment.

     (a) If Employee shall cease to be an employee of the Company, or any direct or indirect subsidiary of the Company, under any of the circumstances described in the Option Certificate under the caption "Exercise Schedule" then the terms of the Option Certificate shall control. To the extent unexercised pursuant to the option Certificate, the Option shall terminate.

     (b) Notwithstanding the provisions of Section 5(a) above, if the Company believes that Optionee has committed an act of misconduct as described below, the Company may suspend Optionee's rights under the Option pending a determination by the Board of Directors of the Company. If the Board of Directors determines that Optionee has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Optionee nor his or her estate shall be entitled to exercise any rights whatsoever with respect to the Option. In making such determination, the Board of Directors shall act fairly and shall give the Optionee a reasonable opportunity to appear and present evidence on his behalf at a hearing before a committee of the Board of Directors; and if the Optionee is an "employee" under Rule 16a-l(f) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the determination of the Board of Directors shall be subject to the approval of the Compensation Committee of the Board.

     (c) If, by reason of death or disability (a "SPECIAL TERMINATING EVENT"), Employee shall cease to be an employee the Company or any direct or indirect subsidiary of the Company, then Employee, Employee's executors or administrators or any person or persons acquiring the Option directly from Employee by bequest or inheritance, shall have the right to exercise the Option (i) in the event of Employee's disability, within twelve months following the date of such Special Terminating Event, or (ii) in the event of Employee's death, within eighteen months following the date of such Special Terminating Event. The Option may be exercised following a Special Terminating Event only to the extent exercisable at the date of the Special Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate.

     (d) If Employee shall cease to be an employee of the Company, for any reason other than those described in subsections (a), (b), (c) of this Section 5, Employee shall have the right to exercise the Option at any time following such termination until the earliest to occur of (x) 90 days following the date of such termination and (y) the expiration of the term of this Option as set forth in Section 2 of this Option Agreement. The Option may be exercised following such termination only to the extent exercisable as of the date of the termination. To the extent unexercised at the end of the period referred to above, the Option shall terminate.

     (e) For purposes of this Option Agreement, "disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Employee shall not be considered permanently disabled unless he furnishes proof of such disability in such form and manner, and at such times, as the Committee may from time to time require.

18.  Adjustments upon Recapitalization.

     In the event of any change in the outstanding shares of the Common Stock or other securities then subject to this option by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to this Agreement are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash divided) then, unless the terms of such transaction shall otherwise provide, such equitable adjustments shall be made by the Board, in the Option (including, without limitation, appropriate and proportionate adjustments to the number and type of shares or other securities or cash or other property that may be acquired pursuant to exercise of the Option); and any such adjustments made by the Board shall be final, binding and conclusive for any and all purposes.

19.  Waiver of Rights to Purchase Stock.

     By signing this Option Agreement, Optionee acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Optionee any option or equity security of the Company, other than the shares of Common Stock subject to the Option and any other right or option to purchase Common Stock which was previously granted in writing to Optionee by the Committee (or the Board). By signing this Option Agreement, Optionee specifically waives all rights which he or she may have had prior to the date of this Option Agreement (other than any other right or option to purchase Common Stock which was previously granted in writing to Optionee by the Committee or the Board) to receive any option or equity security of the Company.

20.  No Rights as Shareholder.

     Except as provided in Section 6 of this Option Agreement, Optionee shall have no rights as a shareholder with respect to the Shares until the date of the issuance to Optionee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Section 6 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

21.  Modification.

     The Committee (or the Board) may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised); PROVIDED, that a modification of the Option shall be effective only with the consent of the Optionee.

22.  Withholding.

     The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any option that the Optionee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Optionee agrees to take such other action required by the Company to satisfy such withholding requirements.

23.  Character of Option.

     The Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

24.      General Provisions.

     (a) FURTHER ASSURANCES. Optionee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

     (b) NOTICES. All notices, requests, demands and other communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

                        If to the Company, to:
                        3D Systems Corporation
                        26081 Avenue Hall
                        Valencia, CA 91355
                        Attention: General Counsel

                        If to Optionee, to the address set
                        forth in the records of the Company,
or at such other address or addresses as may have been furnished by such either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid; or (ii) if given by any other means, when delivered at the address specified in this subparagraph
(b).

     (c) TRANSFER OF RIGHTS UNDER THIS OPTION AGREEMENT. The Company may at any time transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its employees, directors and stockholders, with or without consideration.

     (d) OPTION NON-TRANSFERABLE. Optionee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and Options may be exercised during the lifetime of Optionee only by Optionee or by his or her guardian or legal representative.

     (e) MARKET STAND-OFF. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value, or otherwise agree to engage in any of the foregoing transactions with respect to any shares of Common Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "MARKET STAND-OFF"); provided, however, that in no event shall such period exceed 180 days.

     (f) SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

     (g) GOVERNING LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED SOLELY WITHIN, THAT STATE.

     (h) MISCELLANEOUS. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose.

     The Signature Page to this Option Agreement consists of the last page of the Certificate.

                                   EXHIBIT "A"

                               NOTICE OF EXERCISE

                 (TO BE SIGNED ONLY UPON EXERCISE OF THE OPTION)

TO:  3D Systems Corporation

     The undersigned, the holder of the enclosed Stock Option Agreement (Non-Statutory Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder _________* shares of Common Stock of 3D Systems Corporation (the "COMPANY"), and herewith encloses payment of $_________ and/or _________ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

Dated: _________________





                               ----------------------------------------
                               (Signature must conform in all respects
                               to name of holder as specified
                               on the face of the Option


                               ----------------------------------------
                               (Please Print Name)


                               ----------------------------------------
                               (Address)

     * Insert here the number of shares called for on the face of the Option (or, in the case of a partial exercise, the number of shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.